Exhibit 99.1
SUPERVALU Reports Fourth Quarter and Full Year Fiscal 2016 Results

•	Consolidated operating earnings of $101 million; Adjusted EBITDA of $177 million for Q4 fiscal 2016

•	Net diluted earnings per share from continuing operations of $0.18; adjusted diluted earnings per share of $0.23

•	Total outstanding debt reduced by $169 million in fiscal 2016

MINNEAPOLIS--(BUSINESS WIRE)--April 26, 2016--SUPERVALU INC. (NYSE: SVU) today reported fourth quarter fiscal 2016 consolidated net sales of $3.95 billion and net earnings from continuing operations of $49 million, or $0.18 per diluted share, which included $15 million in after-tax charges and costs related to debt refinancing, store closures and impairments, the potential separation of Save-A-Lot and employee severance. When adjusted for these items, fourth quarter fiscal 2016 net earnings from continuing operations were $64 million, or $0.23 per diluted share.
Net earnings from continuing operations for last year’s fourth quarter were $36 million, or $0.13 per diluted share, which included $30 million in after-tax costs and charges related to debt refinancing, benefit plans, and store closures and impairments. When adjusted for these items, fourth quarter fiscal 2015 net earnings from continuing operations were $66 million, or $0.24 per diluted share, which included an approximate $0.03 per diluted share benefit related to the additional week in fiscal 2015. [See tables 1-5 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"I am thrilled to be a part of SUPERVALU and impressed with the people, assets and infrastructure that are in place within this great company,” said President and CEO Mark Gross. “Although fourth quarter sales were softer than we had forecast, I am optimistic about our future prospects and pleased at our ability to manage adjusted EBITDA to finish in-line with our expectations. We have a lot of positives to build on as we move forward.”
Fourth Quarter Results - Continuing Operations
Fourth quarter consolidated net sales were $3.95 billion compared to $4.07 billion last year when excluding the additional week in fiscal 2015, which accounted for $313 million in net sales last year. Total net sales within the Wholesale segment decreased 4.8 percent excluding the additional week in fiscal 2015. Save-A-Lot network identical store sales were negative 2.2 percent. Identical store sales for corporate stores within the Save-A-Lot network were negative 1.3 percent. Retail segment identical store sales were negative 3.9 percent. Fees earned under transition services agreements (“TSAs”) in the fourth quarter were $44 million compared to $45 million last year, when excluding $4 from the additional week last year.
Gross profit for the fourth quarter was $590 million, or 15.0 percent of net sales. Last year’s fourth quarter gross profit was $663 million, or 15.1 percent of net sales, which included the additional week in fiscal 2015 that contributed approximately $49 million to fourth quarter fiscal 2015 gross profit. The decrease in gross profit as a percent of sales compared to last year was primarily driven by higher inventory shrink and employee costs.
Selling and administrative expenses in the fourth quarter were $489 million and included charges and costs of $9 million for store closure and impairments, $3 million for the potential separation of Save-A-Lot and $2 million for employee severance. When adjusted for these items, selling and administrative costs were $475 million, or 12.1 percent of net sales. Selling and administrative expenses in last year’s fourth quarter were $524 million and included $6 million of benefit plan charges and $3 million of store closure and impairment charges. When adjusted for these items, last year's selling and administrative expenses were $515 million, or 11.8 percent of net sales. The additional week in fiscal 2015 contributed approximately $32 million to fourth quarter fiscal 2015 selling and administrative expenses. The increase in adjusted selling and administrative expenses as a percent of sales compared to last year was primarily driven by a change in business segment mix as Save-A-Lot and Retail were a greater percentage of total sales in the fourth quarter of fiscal 2016 compared to the fourth quarter of fiscal 2015.
Net interest expense for the fourth quarter was $48 million and included $10 million in debt refinancing costs and charges. When adjusted for these items, net interest expense was $38 million. Last year's fourth quarter interest expense was $87 million and included $40 million in debt refinancing costs and charges and $3 million from the additional week. When adjusted for these items, last year's fourth quarter interest expense was $44 million. The decrease in adjusted net interest expense was primarily driven by lower outstanding debt balances.
Income tax expense was $6 million, or 11.3 percent of pre-tax earnings, for the fourth quarter, compared to $17 million, or 31.7 percent in last year’s fourth quarter. The tax rate for the fourth quarter of fiscal 2016 reflects the resolution of certain federal and state tax matters. The tax rate for the fourth quarter of fiscal 2015 reflects the resolution of certain tax matters for closed years.

Wholesale
Fourth quarter Wholesale net sales were $1.74 billion, compared to $1.83 billion last year when excluding $143 million in net sales from the additional week in fiscal 2015. The net sales decrease of 4.8 percent when excluding the additional week in fiscal 2015 is primarily due to lost accounts and lower sales to existing customers, partially offset by increased sales to new customers and new stores operated by existing customers.
Wholesale operating earnings in the fourth quarter were $50 million, or 2.9 percent of net sales. Last year’s Wholesale operating earnings in the fourth quarter were $63 million, or 3.2 percent of net sales. The additional week in fiscal 2015 contributed approximately $7 million to Wholesale operating earnings. The decrease in Wholesale operating earnings as a percent of sales was driven by higher employee costs.
Save-A-Lot
Fourth quarter Save-A-Lot net sales were $1.06 billion, compared to $1.06 billion last year when excluding $79 million in net sales from the additional week in fiscal 2015. The net sales decrease of 0.8 percent when excluding the additional week in fiscal 2015 reflects identical store sales across the Save-A-Lot network of negative 2.2 percent and the impact of closed stores, partially offset by increased sales from new corporate and licensed stores.
Save-A-Lot operating earnings in the fourth quarter were $14 million, or 1.4 percent of net sales, and included $9 million of store closure and impairment charges and $2 million of severance costs. When adjusted for these items, Save-A-Lot's operating earnings were $25 million, or 2.4 percent of sales. Last year’s Save-A-Lot operating earnings in the fourth quarter were $47 million, or 4.1 percent of net sales, and included $3 million of store closure and impairment charges. When adjusted for this item, last year's Save-A-Lot operating earnings were $50 million, or 4.4 percent of net sales. The additional week in fiscal 2015 contributed approximately $4 million to Save-A-Lot operating earnings. The decrease in Save-A-Lot operating earnings as a percent of sales was driven by higher employee and store occupancy costs, and higher inventory shrink.
Retail
Fourth quarter Retail net sales were $1.11 billion, compared to $1.14 billion last year when excluding $87 million in net sales from the additional week in fiscal 2015. The net sales decrease of 2.6 percent when excluding the additional week in fiscal 2015 reflects negative identical store sales of 3.9 percent, partially offset by sales from new stores.
Retail operating earnings in the fourth quarter were $30 million, or 2.7 percent of net sales. Last year’s Retail operating earnings in the fourth quarter were $44 million, or 3.6 percent of net sales. The additional week in fiscal 2015 contributed approximately $7 million to Retail operating earnings. The decrease in Retail operating earnings as a percent of sales was driven by lower base margins, higher inventory shrink, and higher employee costs.
Corporate
Fourth quarter fees earned under the TSAs were $44 million compared to $45 million last year when excluding $4 million in fees from the additional week in fiscal 2015.
Net Corporate operating earnings in the fourth quarter was $7 million and included $3 million of costs related to the potential separation of Save-A-Lot. When adjusted for this item, net Corporate operating earnings were $10 million. Last year’s fourth quarter net Corporate operating loss was $15 million and included $6 million in pension and employee benefit plan charges. The additional week in fiscal 2015 contributed a loss of approximately $1 million. When adjusted for these items, last year's net Corporate operating loss was $8 million. The improvement in net Corporate operating earnings was primarily driven by lower employee costs.
Cash Flows - Continuing Operations
Fiscal 2016 net cash flows provided by operating activities of continuing operations were $421 million compared to $333 million last year, primarily reflecting lower benefit plan contributions. Fiscal 2016 cash flows used in investing activities of continuing operations were $288 million compared to $285 million last year. Fiscal 2016 net cash flows used in financing activities of continuing operations were $193 million compared to $92 million last year, reflecting higher net payments made toward the reduction of outstanding debt.

Conference Call
A conference call to review the fourth quarter and full year fiscal 2016 results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $18 billion. SUPERVALU serves customers across the United States through a network of 3,588 stores composed of 1,796 independent stores serviced primarily by the Company’s food distribution business; 1,360 Save-A-Lot stores, of which 897 are operated by licensee owners; and 200 traditional retail grocery stores (store counts as of February 27, 2016). Headquartered in Minnesota, SUPERVALU has approximately 40,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," "intends," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute operations and initiatives, ability to realize benefits from acquisitions and dispositions, impact of exploration of possible separation of Save-A-Lot, reliance on wholesale customers and licensees ability to grow or maintain identical store sales, ability to maintain or increase margins, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC, New Albertson’s Inc., and Haggen, intrusions to and disruption of information technology systems, impact of economic conditions, commodity pricing, governmental regulation, food and drug safety issues, legal proceedings, pharmacy reimbursement and health care financing, intellectual property protection, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	Fourth Quarter Ended				Fiscal Year Ended
	February 27, 2016 (12 weeks)		February 28, 2015 (13 weeks)		February 27, 2016 (52 weeks)		February 28, 2015 (53 weeks)
Net sales(1)	$3,946	100.0%	$4,387	100.0%	$17,529	100.0%	$17,917	100.0%
Cost of sales	3,356	85.0	3,724	84.9	14,945	85.3	15,329	85.6
Gross profit	590	15.0	663	15.1	2,584	14.7	2,588	14.4
Selling and administrative expenses(2)	489	12.4	524	12.0	2,124	12.1	2,164	12.1
Intangible asset impairment charge(2)	—	—	—	—	6	—	—	—
Operating earnings	101	2.6	139	3.2	454	2.6	424	2.4
Interest expense, net(2)	48	1.2	87	2.0	196	1.1	243	1.4
Equity in earnings of unconsolidated affiliates	(2)	—	(1)	—	(5)	—	(4)	—
Earnings from continuing operations before income taxes(2)	55	1.4	53	1.2	263	1.5	185	1.0
Income tax provision	6	0.1	17	0.4	85	0.5	58	0.3
Net earnings from continuing operations(2)	49	1.3	36	0.8	178	1.0	127	0.7
Income from discontinued operations, net of tax	5	0.1	4	0.1	8	—	72	0.4
Net earnings including noncontrolling interests	54	1.4	40	0.9	186	1.1	199	1.1
Less net earnings attributable to noncontrolling interests	(2)	—	(1)	—	(8)	—	(7)	—
Net earnings attributable to SUPERVALU INC.	$52	1.4%	$39	0.9%	$178	1.0%	$192	1.1%

Basic net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.18		$0.13		$0.64		$0.46
Discontinued operations	$0.02		$0.02		$0.03		$0.28
Basic net earnings per share	$0.20		$0.15		$0.68		$0.74
Diluted net earnings per share attributable to SUPERVALU INC.:
Continuing operations(2)	$0.18		$0.13		$0.63		$0.45
Discontinued operations	$0.02		$0.02		$0.03		$0.27
Diluted net earnings per share	$0.20		$0.14		$0.66		$0.73
Weighted average number of shares outstanding:
Basic	264		261		263		260
Diluted	267		266		268		264

(1)
In the first quarter of fiscal 2016, the Company completed an assessment of its revenue and expense presentation primarily related to professional services and certain other transactions. Expenses related to transactions in which the Company determined it was the principal were previously presented net of related revenues within Net sales in the Consolidated Statements of Operations. The presentation of these expenses has been revised to include them within Cost of sales and Selling and administrative expenses. These revisions had the effect of increasing Net sales with a corresponding increase to Cost of sales and Selling and administrative expenses. These revisions did not impact Operating earnings, Earnings from continuing operations before income taxes, Net earnings attributable to SUPERVALU INC., cash flows, or financial position for any period reported.

(2)
Results from continuing operations for the fourth quarter ended February 27, 2016 include net charges and costs of $24 before tax ($15 after tax, or $0.05 per diluted share), comprised of store closure and impairment charges of $9 before tax ($5 after tax, or $0.02 per diluted share), costs related to the potential Save-A-Lot separation of $3 before tax ($3 after tax, or $0.01 per diluted share), and severance costs of $2 before tax ($1 after tax, or $0.00 per diluted share) within Selling and administrative expenses, and debt refinancing costs of $6 before tax ($4 after tax, or $0.01 per diluted share) and unamortized financing cost charges of $4 before tax ($2 after tax, or $0.01 per diluted share) within Interest expense, net.

Results from continuing operations for the fourth quarter ended February 28, 2015 include net charges and costs of $49 before tax ($30 after tax, or $0.11 per diluted share), comprised of debt refinancing costs of $35 before tax ($22 after tax, or $0.08 per diluted share) and unamortized financing cost charges of $5 before tax ($3 after tax, or $0.01 per diluted share) included within Interest expense, net, and a benefit plan charge of $5 before tax ($3 after tax, or $0.01 per diluted share), store closure charges of $3 before tax ($2 after tax, or $0.01 per diluted share) and a further pension settlement charge of $1 before tax ($0 after tax, or $0.00 per diluted share) included within Selling and administrative expenses.
Results from continuing operations for the year ended February 27, 2016 include net charges and costs of $51 before tax ($34 after tax, or $0.13 per diluted share), comprised of costs related to the potential Save-A-Lot separation of $15 before tax ($12 after tax, or $0.04 per diluted share), store closure and impairment charges of $12 before tax ($7 after tax, or $0.03 per diluted share), and severance costs of $8 before tax ($5 after tax, or $0.02 per diluted share) within Selling and administrative expenses, an intangible asset impairment charge of $6 before tax ($4 after tax, or $0.01 per diluted share) within Intangible asset impairment charge, and debt refinancing costs of $6 before tax ($4 after tax, or $0.02 per diluted share) and unamortized financing cost charges of $4 before tax ($2 after tax, or $0.01 per diluted share) within Interest expense, net.
Results from continuing operations for the year ended February 28, 2015 include net charges and costs of $118 before tax ($70 after tax, or $0.27 per diluted share), comprised of pension settlement charges of $64 before tax ($36 after tax, or $0.14 per diluted share), a benefit plan charge of $5 before tax ($3 after tax, or $0.01 per diluted share), store closure and impairment charges of $3 before tax ($2 after tax, or $0.01 per diluted share), information technology intrusion costs, net of insurance recoverable, of $2 before tax ($1 after tax, or $0.01 per diluted share) and severance costs of $1 before tax ($1 after tax, or

$0.00 per diluted share) included within Selling and administrative expenses, and debt refinancing costs of $37 before tax ($23 after tax, or $0.08 per diluted share) and unamortized financing cost charges of $6 before tax ($4 after tax, or $0.02 per diluted share) included within Interest expense, net.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)
(In millions, except percent data)

	Fourth Quarter Ended		Fiscal Year Ended
	February 27, 2016 (12 weeks)	February 28, 2015 (13 weeks)	February 27, 2016 (52 weeks)	February 28, 2015 (53 weeks)
Net sales
Wholesale	$1,740	$1,971	$7,935	$8,198
% of total	44.1%	44.9%	45.3%	45.8%
Save-A-Lot	1,055	1,143	4,623	4,641
% of total	26.7%	26.1%	26.4%	25.8%
Retail	1,107	1,224	4,769	4,884
% of total	28.1%	27.9%	27.2%	27.3%
Corporate	44	49	202	194
% of total	1.1%	1.1%	1.1%	1.1%
Total net sales	$3,946	$4,387	$17,529	$17,917
	100.0%	100.0%	100.0%	100.0%
Operating earnings
Wholesale(1)	$50	$63	$230	$243
% of Wholesale sales	2.9%	3.2%	2.9%	3.0%
Save-A-Lot(2)	14	47	129	153
% of Save-A-Lot sales	1.4%	4.1%	2.8%	3.3%
Retail(3)	30	44	94	122
% of Retail sales	2.7%	3.6%	2.0%	2.5%
Corporate(4)	7	(15)	1	(94)
Total operating earnings	101	139	454	424
% of total net sales	2.6%	3.2%	2.6%	2.4%
Interest expense, net(5)	48	87	196	243
Equity in earnings of unconsolidated affiliates	(2)	(1)	(5)	(4)
Earnings from continuing operations before income taxes	55	53	263	185
Income tax provision	6	17	85	58
Net earnings from continuing operations	49	36	178	127
Income from discontinued operations, net of tax	5	4	8	72
Net earnings including noncontrolling interests	54	40	186	199
Less net earnings attributable to noncontrolling interests	(2)	(1)	(8)	(7)
Net earnings attributable to SUPERVALU INC.	$52	$39	$178	$192

LIFO charge
Wholesale	$(1)	$1	$1	$4
Retail	(2)	—	2	4
Total LIFO charge	$(3)	$1	$3	$8
Depreciation and amortization
Wholesale	$12	$12	$49	$48
Save-A-Lot	17	15	71	65
Retail	35	39	153	172
Corporate	1	—	3	—
Total depreciation and amortization	$65	$66	$276	$285

(1)
Wholesale operating earnings for the fiscal year ended February 27, 2016 include an intangible asset impairment charge of $6. Wholesale operating earnings for the fiscal year ended February 28, 2015 include severance costs of $1.

(2)
Save-A-Lot operating earnings for the fourth quarter ended February 27, 2016 include store closure and impairment charges of $9 and severance costs of $2. Save-A-Lot operating earnings for the fourth quarter and fiscal year ended February 28, 2015 include store closure and impairment charges of $3. Save-A-Lot operating earnings for the fiscal year ended February 27, 2016 include store closure and impairment charges of $11 and severance costs of $2.

(3)	Retail operating earnings for the fiscal year ended February 27, 2016 include store closure and impairment charges of $1.

(4)
Corporate operating earnings for the fourth quarter ended February 27, 2016 include costs related to the potential Save-A-Lot separation of $3. Corporate operating loss for the fourth quarter ended February 28, 2015 includes a benefit plan charge of $5 and a non-cash pension settlement charge of $1. Corporate operating earnings for the fiscal year ended February 27, 2016 include costs related to the potential Save-A-Lot separation of $15 and severance costs of $6. Corporate operating loss for the fiscal year ended February 28, 2015 includes a non-cash pension settlement charge of $64, a benefit plan charge of $5 and information technology intrusion costs, net of insurance recoverable, of $2.

(5)
Interest expense, net for the fourth quarter and fiscal year ended February 27, 2016 includes debt refinancing costs of $6 and unamortized financing costs charges of $4. Interest expense, net for the fourth quarter ended February 28, 2015 includes debt refinancing costs $35 and unamortized financing costs charges of $5. Interest expense, net for the fiscal year ended February 28, 2015 includes debt refinancing costs of $37 and unamortized financing costs charges of $6.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(In millions, except par value data)

	February 27, 2016	February 28, 2015
ASSETS
Current assets
Cash and cash equivalents	$57	$114
Receivables, net	451	482
Inventories, net	1,036	984
Other current assets	91	120
Total current assets	1,635	1,700
Property, plant and equipment, net	1,481	1,470
Goodwill	867	865
Intangible assets, net	55	48
Deferred tax assets	228	250
Other assets	104	101
Total assets	$4,370	$4,434
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,118	$1,121
Accrued vacation, compensation and benefits	182	204
Current maturities of long-term debt and capital lease obligations	124	35
Other current liabilities	148	157
Total current liabilities	1,572	1,517
Long-term debt	2,197	2,445
Long-term capital lease obligations	203	213
Pension and other postretirement benefit obligations	578	602
Long-term tax liabilities	81	119
Other long-term liabilities	172	174
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.01 par value: 400 shares authorized; 266 and 262 shares issued, respectively	3	3
Capital in excess of par value	2,808	2,810
Treasury stock, at cost, 1 and 2 shares, respectively	(5)	(33)
Accumulated other comprehensive loss	(422)	(423)
Accumulated deficit	(2,825)	(3,003)
Total SUPERVALU INC. stockholders’ deficit	(441)	(646)
Noncontrolling interests	8	10
Total stockholders’ deficit	(433)	(636)
Total liabilities and stockholders’ deficit	$4,370	$4,434

SUPERVALU INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Fiscal Year Ended
	February 27, 2016 (52 weeks)	February 28, 2015 (53 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$186	$199
Income from discontinued operations, net of tax	8	72
Net earnings from continuing operations	178	127
Adjustments to reconcile Net earnings from continuing operations to Net cash provided by operating activities—continuing operations:
Intangible asset impairment charge	6	—
Asset impairment and other charges	15	4
Loss on debt extinguishment	10	41
Net gain on sale of assets and exits of surplus leases	(3)	(14)
Depreciation and amortization	276	285
LIFO charge	3	8
Deferred income taxes	(1)	4
Stock-based compensation	26	23
Net pension and other postretirement benefits cost	34	96
Contributions to pension and other postretirement benefit plans	(40)	(169)
Other adjustments	26	30
Changes in operating assets and liabilities, net of effects from business combinations:
Receivables	22	9
Inventories	(52)	(124)
Accounts payable and accrued liabilities	(30)	75
Income taxes	(8)	(15)
Other changes in operating assets and liabilities	(41)	(47)
Net cash provided by operating activities—continuing operations	421	333
Net cash provided by operating activities—discontinued operations	3	75
Net cash provided by operating activities	424	408
Cash flows from investing activities
Proceeds from sale of assets	7	7
Purchases of property, plant and equipment	(261)	(239)
Payments for business acquisition	(9)	(55)
Other	(25)	2
Net cash used in investing activities	(288)	(285)
Cash flows from financing activities
Proceeds from issuance of debt	138	350
Proceeds from the sale of common stock	10	7
Payments of debt and capital lease obligations	(321)	(400)
Payments for debt financing costs	(9)	(42)
Distributions to noncontrolling interests	(10)	(8)
Other	(1)	1
Net cash used in financing activities	(193)	(92)
Net (decrease) increase in cash and cash equivalents	(57)	31
Cash and cash equivalents at beginning of year	114	83
Cash and cash equivalents at end of year	$57	$114
SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Purchases of property, plant and equipment included in Accounts payable	$28	$21
Capital lease asset additions	$20	$1
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$176	$180
Income taxes (refunded) paid, net	$91	$(7)

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below, and the adjusted Selling and administrative expenses, are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 27, 2016.

RECONCILIATIONS OF EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Fourth Quarter Ended February 27, 2016
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$55	$49	$0.18
Adjustments:
Store closure and impairment charges	9	5	0.02
Debt refinancing costs	6	4	0.01
Unamortized financing cost charges	4	2	0.01
Costs related to the potential Save-A-Lot separation	3	3	0.01
Severance costs	2	1	—
Continuing operations after adjustments	$79	$64	$0.23

Table 2
	Fiscal Year Ended February 27, 2016
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$263	$178	$0.63
Adjustments:
Costs related to the potential Save-A-Lot separation	15	12	0.04
Store closure and impairment charges	12	7	0.03
Severance costs	8	5	0.02
Intangible asset impairment charge	6	4	0.01
Debt refinancing costs	6	4	0.02
Unamortized financing cost charges	4	2	0.01
Continuing operations after adjustments	$314	$212	$0.76

Table 3
	Fourth Quarter Ended February 28, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$53	$36	$0.13
Adjustments:
Debt refinancing costs	35	22	0.08
Unamortized financing cost charges	5	3	0.01
Benefit plan charge	5	3	0.01
Store closure and impairment charges	3	2	0.01
Pension settlement charge	1	—	—
Continuing operations after adjustments	$102	$66	$0.24

Table 4
	Fiscal Year Ended February 28, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$185	$127	$0.45
Adjustments:
Pension settlement charge	64	36	0.14
Debt refinancing costs	37	23	0.08
Unamortized financing costs charges	6	4	0.02
Benefit plan charge	5	3	0.01
Store closure and impairment charges	3	2	0.01
Information technology intrusion costs, net of insurance recoverable	2	1	0.01
Severance costs	1	1	—
Continuing operations after adjustments	$303	$197	$0.72

RECONCILIATION OF OPERATING EARNINGS FROM CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA

Table 5
	Fourth Quarter Ended		Fiscal Year Ended
(In millions)	February 27, 2016 (12 weeks)	February 28, 2015 (13 weeks)	February 27, 2016 (52 weeks)	February 28, 2015 (53 weeks)
Wholesale operating earnings, as reported	$50	$63	$230	$243
Adjustments:
Intangible asset impairment charge	—	—	6	—
Severance costs	—	—	—	1
Wholesale operating earnings, as adjusted	50	63	236	244
Wholesale depreciation and amortization	12	12	49	48
LIFO charge	(1)	1	1	4
Wholesale adjusted EBITDA(1)	$61	$76	$286	$296

Save-A-Lot operating earnings, as reported	$14	$47	$129	$153
Adjustments:
Store closure and impairment charges	9	3	11	3
Severance costs	2	—	2	—
Save-A-Lot operating earnings, as adjusted	25	50	142	156
Save-A-Lot depreciation and amortization	17	15	71	65
Save-A-Lot adjusted EBITDA(1)	$42	$65	$213	$221

Retail operating earnings, as reported	$30	$44	$94	$122
Adjustments:
Store closure and impairment charges	—	—	1	—
Retail operating earnings, as adjusted	30	44	95	122
Retail depreciation and amortization	35	39	153	172
LIFO charge	(2)	—	2	4
Equity in earnings of unconsolidated affiliates	2	1	5	4
Net earnings attributable to noncontrolling interests	(2)	(1)	(8)	(7)
Retail adjusted EBITDA(1)	$63	$83	$247	$295

Corporate operating earnings (loss), as reported	$7	$(15)	$1	$(94)
Adjustments:
Costs related to the potential Save-A-Lot separation	3	—	15	—
Severance costs	—	—	6	—
Pension settlement charge	—	1	—	64
Benefit plan charge	—	5	—	5
Information technology intrusion costs, net of insurance recoverable	—	—	—	2
Corporate operating earnings (loss), as adjusted	10	(9)	22	(23)
Corporate depreciation and amortization	1	—	3	—
Corporate adjusted EBITDA(1)	$11	$(9)	$25	$(23)
Total adjusted EBITDA(1)	$177	$215	$771	$789

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit), equity earnings of unconsolidated affiliates and any unusual items, and less net earnings attributable to noncontrolling interests.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or

Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com